Exhibit 10.5

Shanghai Pudong Development Bank

Bank Acceptance Draft Agreement

To: Gaoxin, Hefei Branch of Shanghai Pudong Development Bank
No.: CD58062009880004
Client Name: Anhui Wonder Computer School
Client Tel: 5368509  3687853
Application Date: July 6, 2009
Contac Name: Yuan Yuhua

Article 1    Paramount Clause

The agreement is signed as the independent credit instrument between Applicant and the Bank.

Article 2    Bank acceptance draft factors:

Depositor: Anhui Wonder Computer School
Depositor account No.: 58060154900000062
Paying Bank: Hefei Branch of Shanghai Pudong Development Bank
Draft amount: RMB10million
Draft is transferable.
Date of draft: July 7, 2009
Invoice is provided afterwards.
Commission charge: five ten-thousandths.
Payee: Anhui Senhai Yuanlinjingguan Jianshe Co.Ltd.
Payee account No.: 1022001221000120602
Payee bank name: Jingkai branch of Huishang Bank
Draft expiry day: January 6, 2010
Business contract: Agreement No. 2008011012
Forfeit interest rate: 6.318%

Article 3  Guarantee

Guarantor: Wang Xiaojiang
Guarantee mode: pledge

Article 4  General conditions

1.	After the signing of the agreement, the Bank can repeal the draft commitment at any time, except for those drafts that have been opened.

2.	Documents submission Client should submit list of necessary materials to the Bank before the opening of the draft, and the Bank has no obligation to verify the authenticity of the materials.

3.
Deposit
Client should deposit enough money in the Bank, and then the Bank has the ownership of the money. In payment occasions caused by this agreement, the Bank can directly transfer the deposit and its interests

4.	Financing gap The Bank can ask the client to complement the deposit to 100% of the draft at any time, no matter if draft is due or the Bank is asked to pay the money under the draft.

5.
Taxes
The client should make full payment to the Bank under this agreement, except that the client is asked to deduct the relevant taxes during the payment. After the tax deduction, the client should pay the additional money to the Bank.

6.
Representation and Warranty
1) The client, a registered company according to China mainland law, has the right to sign this agreement and other relevant documents and has taken any necessary corporate action to make this agreement and other documents legal and effective.
2) The signing of this agreement and the following obligation do not and will not act against any documents of the client, including signed agreements, articles of the corporation, law and regulations, and any other obligations or arrangements.
3) The client and any shareholder are not involved in any liquidation, bankruptcy,reconstruction, merger, dissolution and any other such legal proceedings.

4) The client is not involved in any economic, civil, criminal or political judicial proceeding.
5) The client’s legal representative, chairman and other senior executives are not involved in any close down, detention, freeze and other such measures.
6) The financial statements provided by the client should be the fair and complete reflection of its financial conditions and conform to the relevant laws and regulations. All the documents provided by clients should be valid, truthful and complete.
7) Business operation of the client should satisfy the requirements of the relevant law.
8) Client promise that no other cases will happen which will have bad effect on client’s contractual capacity.

7.
Client’s commitment
1) Client should fulfill all the obligations under this agreement.
2) Client should repay the financing loan and interest in time in accordance with the agreement.
3) Client should inform the Bank in five days after any involvement in any economic, civil, criminal or political judicial proceeding. Client should inform the Bank in five days after any concern with liquidation, bankruptcy, reconstruction, merger, dissolution and the other such legal proceedings
4) Without Bank’s written consent, Client can not repay the third party’s large amount debt or fulfill guarantee responsibility.
5) Without Bank’s written consent, Client can not make any new large amount debt.
6) Client should provide new guarantee for Bank’s recognition in time, if the guarantee encounter some special changes, which has bad effect on his guarantee obligation.
7) With Bank’s requirement, Client should do enforceable notarization through a notary agency specified by Bank. Client shall bear the cost of notarization and accept the enforcement.
8) Client should inform Bank in time if some events happen which have bad effect on its fulfillment of this agreement and the relevant documents.

8.	Fee and expenses Client should be responsible for all fees of this agreement and other relevant documents, except those taxes which should be paid by Bank in accordance with the law.

9.	Default interest Bank will collect default interest on the basis of the debt and interest, from the loan due day to the actual repayment day, if client does not repay the loan on time.

10.	Offset authorization Client authorizes the Bank to transfer client’s money in any accounts of the Bank to offset the loan if client does not repay the mature debts.

11.	Debt evidence Bank will keep all the accounts and vouchers relevant to this agreement.

12.
Default and breach
If client violate any statement or promise in the agreement, Bank has the right to ask client to repay the loan or complement deposit, and ask client to compensate for Bank’s loss, including legal fees.

13.	Corporate customer If client is corporate customer, client should agree:

1) Client should report to Bank the affiliated transaction of fiduciary, which is more than 10% of its net asset.

2) Bank has the right to ask client to complement 100% of the deposit if the following things happen on the actual fiduciary, including providing false financial materials, loaning appropriation, claim forging, refusal the supervision of Bank to its use of loan money and business operation, significant merger and claim evasion.

14.	Other clause None

15.
Governing Law
This agreement is governed by China mainland law and its explanation. The People's Court located in the site of the Bank has exclusive jurisdiction about any dispute relating to the agreement.

16.	Address for lawsuit service Client has confirmed the address on the beginning of the agreement is right for any summon or notification of the lawsuit relating to the agreement.

17.	Severability Any valid, illegal and unenforceable clause in this agreement will not affect the rest clauses.

18.	Within the validity of the agreement, Bank can take moratorium measure when client violates the agreement, but the measure can not affect or limit Bank’s right and interest as creditor.

19.	If Credit Agreement exists, this agreement will govern in case of inconsistency between them.

20.	This agreement shall be served in four copies, with client and Bank holding two, each with the same legal effect after the signing and sealing.

Client: (signature and seal)

Bank: (signature and seal)